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                                                                    EXHIBIT 21.1


                                        REGISTRATION /
NAME                                    INCORPORATION

Alliance Resources PLC                  England
Difco Limited                           England
Alliance Resources Group, Inc.          Delaware
AROC Acquisition, Inc.                  Delaware
LaTex Petroleum Corporation             Oklahoma
AROC (Texas), Inc.                      Texas
Source Petroleum, Inc.                  Louisiana
Alliance Resources (USA), Inc.          Delaware
Germany Oil Company                     Delaware